  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):   November 1, 2016

MYND ANALYTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of MYnd Analytics, Inc. (“the Company”), held on November 1, 2016 (the “2016 Annual Meeting”), the holders of the Company’s common stock voted to elect each of the following directors to serve until the next annual meeting and until their successor is elected and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robin Smith, MD	1,424,514	289	36,223
John Pappajohn	1,424,469	334	36,223
Robert Follman	1,424,475	328	36,223
Thomas Tierney	1,424,510	293	36,223
Geoffrey Harris	1,424,515	288	36,223
Michal Votruba	1,424,469	334	36,223

At the 2016 Annual Meeting, the Company’s stockholders also voted on the following proposals:

Proposal	For	Against	Abstain
To amend the Company’s 2012 Omnibus Incentive Compensation Plan (the "2012 Plan") to: (i) increase the total number of shares of common stock, par value $0.001 per share ("Common Stock"), available for grant under the 2012 Plan from 75,000 shares (after adjusting for the 1:200 reverse split effected on September 21, 2016) to an aggregate of 500,000 shares, (ii) add an "evergreen" provision which, on January 1 of each year through 2022, automatically increases the number of shares subject to the 2012 Plan by the lesser of: (a) a number equal to 10% of the shares of Common Stock authorized under the 2012 Plan as of the preceding December 31st, or (b) an amount, or no amount, as determined by the board of directors of the Company, but in no event may the number of shares of Common Stock authorized under the 2012 Plan exceed 885,781 and (iii) increase the annual individual award limits under the 2012 Plan to 100,000 shares of Common Stock, subject to adjustment in accordance with the 2012 Plan.	1,404,243	18,724	1,836
To consider and provide an advisory (non-binding) vote to approve the compensation of our named executive officers as described in the proxy statement.	1,424,411	383	9
To ratify the selection by the Audit Committee of Anton & Chia, LLP as our independent registered accounting firm for the fiscal year ending September 30, 2016.	1,460,944	77	5

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Paul Buck
November 2, 2016		Paul Buck
Chief Financial Officer